UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cambria ETF Trust

-------------

(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (IRS Employer Identification No.)
2321 Rosecrans Avenue, Suite 3225 El Segundo, California --------------------------------------------- (Address of principal executive offices)	90245 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Cambria Trinity ETF	CBOE BZX Exchange, Inc.	83-1497369

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-180879

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 76 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-180879; 811-22704), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001437749-18-011807 on June 14, 2018. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.      Exhibits

A.

Registrant’s Trust Instrument, as adopted September 9, 2011, is incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No 10 to the Registration Statement, as filed with the SEC via EDGAR Accession No. 0001398344-14-001417 on March 4, 2014.

B.

Registrant’s By-Laws, as adopted September 9, 2011, are incorporated herein by reference to Exhibit (b) of the Registration Statement, as filed with the SEC via EDGAR Accession No. 0000898432-12-000511 on April 23, 2012.

C.

Registrant’s Form of Authorized Participant Agreement is incorporated herein by reference to Exhibit (e)(ii) to Pre-Effective Amendment No. 2 to the Registration Statement, as filed with the SEC via EDGAR Accession No. 0001144204-13-026100 on May 3, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 10, 2018	CAMBRIA ETF TRUST By: /s/ Mebane Faber Mebane Faber President